Exhibit 10.19

EXECUTION VERSION

STOCKHOLDERS AGREEMENT

by and among

PC TOPCO HOLDINGS, INC.,

THL PC TOPCO, L.P.

ADVENT-PARTY CITY ACQUISITION LIMITED PARTNERSHIP,

AMERICAN GREETINGS CORPORATION

and

THE OTHER STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of July 27, 2012

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TABLE OF CONTENTS (Cont’d)

		Page

Section 26.	No Publicity	34

Section 27.	Company Logo	34

Section 28.	Descriptive Headings	34

Section 29.	Conflicting Agreements	34

Section 30.	Counterparts	34

Schedules and Exhibits

Exhibit A	Amended and Restated Certificate of Incorporation of the Company
Exhibit B	Bylaws of the Company

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STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of July 27, 2012 by and among PC Topco Holdings Inc., a Delaware corporation (the “Company”), THL PC Topco, L.P. (the “THL Party”, which term includes any Affiliates of the foregoing which own Stock from time to time), Advent-Party City Acquisition Limited Partnership, a Delaware limited partnership (the “Advent Party”, which term includes any Affiliates of the foregoing which own Stock from time to time), American Greetings Corporation, an Ohio corporation (the “American Greetings Party” which term includes any Affiliates of the foregoing which own Stock from time to time) and the Persons listed as Management Holders on the signature pages hereto.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of June 4, 2012 (as such agreement may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among the Company, PC Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Party City Holdings Inc., a Delaware corporation (“Party City”), Jefferson M. Case, BSR LLC, a Delaware limited liability company and Weston Presidio Capital Partners IV, L.P., a Delaware limited partnership, Merger Sub will merge with and into Party City, with Party City continuing as the surviving corporation (the “Merger”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company is issuing to THL Party, and THL Party is purchasing from the Company, shares of Common Stock (as defined below), pursuant to a Subscription Agreement dated as of the date of this Agreement (the “Subscription Agreement”);

WHEREAS, subject to the terms and conditions of that certain Rollover Letter by and among the Company and the American Greetings Party, dated as of July 27, 2012 (the “Rollover Letter”), prior to the Effective Time the Company is issuing to the American Greetings Party, and the American Greetings Party is acquiring, shares of Common Stock;

WHEREAS, subject to the terms and conditions of that certain Subscription Agreement by and among the Company and the Advent Party, dated as of July 27, 2012 (the “Advent Subscription Agreement”), the Company will issue to the Advent Party, and the Advent Party will acquire, shares of Common Stock;

WHEREAS, the Company has adopted or will adopt the PC Topco Holdings, Inc. 2012 Omnibus Equity Incentive Plan (the “Omnibus Plan”) pursuant to which it will grant options to purchase Common Stock of the Company (the “Plan Options”), Common Stock or cash payments in connection with the appreciation of a specified number of shares of Common Stock (the “Plan Stock Appreciation Rights”), restricted stock and other stock-based awards to certain Management Holders and other directors, officers and employees of the Company or any of its Subsidiaries; and

WHEREAS, the parties hereto deem it to be in their best interests to enter into an agreement establishing and setting forth their agreement with respect to certain rights and obligations associated with ownership of shares of capital stock of the Company.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

Section 1. Definitions.

1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Acceptance Notice” has the meaning ascribed to such term in Section 11(a).

“Accepted Shares” has the meaning ascribed to such term in Section 11(a).

“Additional ROFR Acceptance Period” has the meaning ascribed to such term in Section 5(b).

“Advent Directors” has the meaning ascribed to such term in Section 3.1(b)(ii).

“Advent Party” has the meaning ascribed to such term in the Preamble.

“Advent Subscription Agreement” has the meaning ascribed to such term in the Preamble.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Stockholder or of any Affiliate of any Stockholder.

“Agreement” has the meaning ascribed to such term in the Preamble.

“American Greetings Party” has the meaning ascribed to such term in the Preamble.

“American Greetings Board Observer” has the meaning ascribed to such term in Section 3.1(b)(iii).

“Ancillary Documents” means, collectively, the Rollover Letter, the Registration Rights Agreement and the Management Agreement.

“Board” means the board of directors of the Company.

“Bylaws” means the bylaws of the Company as in effect from time to time.

“Call Eligible Stock” has the meaning ascribed to such term in Section 8(a).

“Call Note” has the meaning ascribed to such term in Section 8(b).

“Call Notice” has the meaning ascribed to such term in Section 8(b).

“Call Option” has the meaning ascribed to such term in Section 8(a).

“Call Option Price” means:

(i) (a) in the event of termination of Employment (1) by the Company without Cause, (2) by virtue of death or Permanent Disability, (3) by resignation of the Management Holder on or after the third (3rd) anniversary of the Effective Time, or (b) in the event of delivery of a Call Notice in accordance with Section 8(c) in circumstances in which such Management Holder is not in violation of any Non-Compete Obligations as determined by the Board in its sole discretion acting reasonably, the Fair Market Value of the Call Eligible Stock on the date of the delivery of the Call Notice (subject to Section 8(b));

(ii) in the event of termination of Employment by resignation of the Management Holder prior to the third (3rd) anniversary of the Effective Time, (a) with respect to any Call Eligible Stock owned as of the Effective Time, the Fair Market Value of such Call Eligible Stock on the date of the delivery of the Call Notice (subject to Section 8(b)), and (b) with respect to any Stock acquired after the Effective Time, the lesser of (1) the Fair Market Value of such Call Eligible Stock on the date of the delivery of the Call Notice (subject to Section 8(b)) and (2) the price paid for such Call Eligible Stock by the applicable Management Holder; or

(iii) in the event (a) of termination of Employment by the Company for Cause, or (b) that such Management Holder is subject to Non-Compete Obligations and violates the terms of such Non-Compete Obligations while an employee or within one year following termination of Employment, as determined by the Board in its sole discretion acting reasonably, the lesser of (1) the Fair Market Value of the Call Eligible Stock on the date of the delivery of the Call Notice (subject to Section 8(b)) and (2) the price paid for the Call Eligible Stock by the applicable Management Holder.

“Call Repurchase Price” has the meaning ascribed to such term in Section 8(b).

“Cash Payment Restriction” has the meaning ascribed to such term in Section 8(b).

“Cause” shall have the meaning set forth below, except with respect to any Management Holder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Management Holder in which there is a definition of “Cause,” in which event the definition of “Cause” as set forth in such employment agreement shall be deemed to be the definition of “Cause” herein solely for such Management Holder and only for so long as such employment agreement remains effective. In all other events, the term “Cause” shall mean the Board has determined, in its reasonable judgment, that any one or more of the following has occurred: (a) the Management Holder shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty or moral turpitude; (b) the Management Holder shall have committed any fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or act of dishonesty; (c) the Management Holder shall have breached in any material respect any of the provisions of any agreement between the Management Holder and the Company or its Affiliates, including, without limitation, this Agreement; (d) the Management Holder shall have engaged in conduct likely to make the Company or any of its Affiliates subject to criminal liabilities other than those arising from the Company’s normal business activities; or (e) the Management Holder shall have willfully engaged in any other conduct that involves a breach of fiduciary obligation on the part of the Management Holder or otherwise could reasonably be expected to have a material adverse effect upon the business, interests or reputation of the Company or any of its Affiliates.

“Certificate of Incorporation” means the certificate of incorporation of the Company as in effect from time to time.

“Change of Control Transaction” means any transaction or series of related transactions (including the consummation of a merger, share purchase, recapitalization, redemption, issuance of capital stock, consolidation, reorganization or otherwise) pursuant to which (i) the THL Party owns (together with its Affiliates), immediately following such transaction, securities representing fifty percent (50%) or less of the combined voting power of the outstanding voting securities of the entity surviving or resulting from such transaction, or (ii) the Company sells all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means all securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) (i) shares of Common Stock or (ii) other Equity Securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Common Stock.

“Company” has the meaning ascribed to such term in the Preamble.

“Competitor” means any person, corporation, partnership, firm, association or other enterprise or entity that is, or intends to be, engaged in any business which is in competition with any business of the Company, or any of its subsidiaries or controlled affiliates in any country in which the Company or any of its subsidiaries or controlled affiliates operate, compete or are engaged in such business or at such time intend so to operate, compete or become engaged in such business.

“Designating Party” means with respect to any (i) THL Directors, the THL Party, (ii) Advent Directors, the Advent Party, and (iii) American Greetings Board Observer, the American Greetings Party.

“Drag-Along Notice” has the meaning ascribed to such term in Section 7(b).

“Drag-Along Sale” has the meaning ascribed to such term in Section 7(a).

“Drag-Along Transferee” has the meaning ascribed to such term in Section 7(a).

“Dragged Stockholders” has the meaning ascribed to such term in Section 7(a).

“EBITDA” means the consolidated earnings of the Company and its Subsidiaries before interest, taxes, depreciation and amortization.

“Effective Time” means the effective time of the Merger, as set forth in the Merger Agreement.

“Employment” means (i) a Management Holder’s employment if the Management Holder is an employee of the Company or any of its Subsidiaries, (ii) a Management Holder’s services as a consultant, if the Management Holder is a consultant to the Company or any of its Subsidiaries and (iii) a Management Holder’s services as a non-employee director, if the Management Holder is a non-employee member of the Board or of the board of directors or similar governing body of any Subsidiary of the Company.

“Equity Securities” means any capital Stock or other equity security of the Company or any of its Subsidiaries, including Common Stock and Common Stock Equivalents.

“Excess Shares” has the meaning ascribed to such term in Section 11(a).

“Excluded Securities” means any (i) Equity Securities Issued by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (ii) Equity Securities Issued by the Company or any Subsidiary of the Company to employees or directors (in each case, who is not an employee of any Investor Stockholder) of the Company or any Subsidiary of the Company pursuant to any stock option or similar plan including the Omnibus Plan (and any shares of Equity Securities issuable upon exercise thereof or thereunder) or upon the exercise or conversion of any Common Stock Equivalents, (iii) Equity Securities Issued by the Company or any Subsidiary of the Company as a dividend or distribution or any subdivision or combination of securities, (iv) Equity Securities Issued by the Company or any Subsidiary of the Company to any employee or director (in each case, who is not an employee of any Investor Stockholder) of the Company or any of its Subsidiaries in his or her capacity as such after the date of this Agreement, (v) Equity Securities Issued by the Company or any Subsidiary of the Company in connection with any transaction determined by the Board to be a strategic transaction, (vi) Equity Securities Issued in connection with an IPO, and (vii) Equity Securities Issued as an ancillary part of a bona fide arm’s length debt financing transaction. Notwithstanding the foregoing, for the purposes of Sections 10(a)(iii), “Excluded Securities” shall not include the Equity Securities referenced in clauses (v) or (vii) of this definition.

“Exiting Stockholder(s)” has the meaning ascribed to such term in Section 7(a).

“Fair Market Value” means, with respect to any securities or assets of the Company or its Subsidiaries (including the Call Eligible Stock and the Put Eligible Stock) on any date, the value determined in good faith by the Board or otherwise determined pursuant to Section 10(a).

“Fully Participating Stockholder” has the meaning ascribed to such term in Section 11(a).

“GAAP” means generally accepted accounting principles in the United States as of the date hereof.

“Group” means two or more Persons who agree to act together for the purpose of acquiring, holding, voting or disposing of Stock.

“HSR Act” has the meaning ascribed to such term in Section 5(c).

“Initial ROFR Acceptance Period” has the meaning ascribed to such term in Section 5(a)(ii).

“Investor Stockholder Parties” has the meaning ascribed to such term in Section 15.

“Investor Stockholders” means the THL Party, the Advent Party, the American Greetings Party or any of them.

“IPO” means the initial bona fide underwritten public offering and sale of Common Stock (or other Stock of the Company or any Subsidiary of the Company, or of any successor of the Company or any of its Subsidiaries) pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) filed under the Securities Act.

“Issuance Period” has the meaning ascribed to such term in Section 11(b).

“Issuance Stock” has the meaning ascribed to such term in Section 11(a).

“Issue” means to issue or in any other way directly or indirectly sell or exchange, or agree to issue, sell or exchange, any security or any legal or beneficial interest therein.

“Majority Management Holders” means the Senior Management Holders holding a majority of the aggregate Voting Shares held by the Senior Management Holders.

“Management Holder” means any current or former director, officer or employee of the Company or any of its Subsidiaries (or any Affiliate of such Person) who is a Stockholder and any Permitted Management Holder Transferee who is a Stockholder.

“Maximum Tag-Along Sale Number” has the meaning ascribed to such term in Section 6(a).

“Merger” has the meaning ascribed to such term in the Recitals.

“Merger Agreement” has the meaning ascribed to such term in the Recitals.

“Merger Sub” has the meaning ascribed to such term in the Recitals.

“Minimum Percentage” means, at any given time, a fraction (expressed as a percentage), with the numerator being the number of shares, in the aggregate, held by such Stockholder at such time and the denominator being the number of shares of Common Stock, in the aggregate, held by such Stockholder immediately prior to the Company’s IPO.

“Non-Compete Obligations” means, with respect to a Management Holder, non-competition or non-solicitation obligations between the Company or its Subsidiaries and such Management Holder.

“Option Plan” has the meaning ascribed to such term in the Recitals.

“Option Stock” means Common Stock received upon the exercise of Common Stock Equivalents (including Plan Options and Plan Stock Appreciation Rights).

“Oversubscribed Stockholder” has the meaning ascribed to such term in Section 5(b).

“Party City” has the meaning ascribed to such term in the Preamble.

“Permanent Disability” shall have the meaning set forth below, except with respect to any Management Holder who is employed by the Company or one of its Subsidiaries pursuant to an effective written employment agreement, if any, between the Company and/or one of its Subsidiaries and such Management Holder in which there is a definition of “Permanent Disability,” in which event the definition of “Permanent Disability” as set forth in such employment agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Management Holder and only for so long as such employment agreement remains effective. In all other events, the term “Permanent Disability” shall mean: a determination by independent competent medical authority (selected by the Board) that the Management Holder is unable to perform his duties and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365 day period.

“Permitted Management Holder Transferee” has the meaning ascribed to such term in Section 8(a).

“Permitted Investor Transfer” means any (i) Transfer of Stock between an Investor Stockholder and any of its Affiliates, (ii) Transfer of Stock between any Investor Stockholder and the Company, (iii) a THL Permitted Sell-Down, (iv) Transfer of Stock by an Investor Stockholder to the extent required by applicable law or (v) in the case of the American Greetings Party, pledge of any Stock to any lending institution as required by the terms of any credit facility to which the American Greetings Party is then a party; provided that, in the case of a pledge in accordance with clause (v) hereof, in the event of foreclosure of such pledge, any entity or entities which acquire such Stock will be treated as Stockholders hereunder, without any of the additional rights afforded to the American Greetings Party or any Investor Stockholders, Management Holders or otherwise under this Agreement.

“Permitted Management Transfer” means any Transfer of Stock by a Management Holder (i) to spouses, children, and exclusive benefit trusts, in each case, so long as such Management Holder retains voting control of such Stock, (ii) to the Company or (iii) upon the death of an individual Management Holder, pursuant to the terms of any trust or will of the deceased individual Management Holder or by the laws of intestate succession.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or agency or other entity of any kind or nature.

“Plan Options” has the meaning ascribed to such term in the Recitals.

“Plan Stock Appreciation Rights” has the meaning ascribed to such term in the Recitals.

“Preemptive Acceptance Period” has the meaning ascribed to such term in Section 11(a).

“Preemptive Offer” has the meaning ascribed to such term in Section 11(a).

“Preemptive Offer Notice” has the meaning ascribed to such term in Section 11(a).

“Preemptive Percentage” means, as to each Preemptive Stockholder, with respect to any class or series of capital stock that the Company proposes to issue, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of such class or series of Stock owned by the Preemptive Stockholder on the date of the Preemptive Offer by (ii) the total number of shares of such class or series of Stock owned by all Preemptive Stockholders on the date of the Preemptive Offer.

“Preemptive Stockholders” means the Investor Stockholders and the Senior Management Holders.

“Prepayment Conditions” means (i) with respect to a Call Note, (x) a Change of Control Transaction takes place, or (y) the Board determines that prepaying such Call Note in whole would not reasonably be likely to adversely affect the Company’s liquidity or be restricted by the Company’s financing arrangements, or (ii) with respect to a Put Note, a Change of Control Transaction takes place.

“Proportionate Percentage” means, as to each ROFR Stockholder, with respect to any class or series of capital stock that the Transferring Stockholder proposes to Transfer, the quotient obtained (expressed as a percentage) by dividing (i) the number of shares of such class or series of Stock owned by such ROFR Stockholder on the first day of the Additional ROFR Acceptance Period by (ii) the aggregate number of shares of such class or series of Stock owned on the first day of the Additional ROFR Acceptance Period by all ROFR Stockholders who exercise their option to purchase Refused Stock.

“Proprietary Information” has the meaning ascribed to such term in Section 13.

“Put Eligible Stock” has the meaning ascribed to such term in Section 9(a).

“Put Note” has the meaning ascribed to such term in Section 9(b).

“Put Notice” has the meaning ascribed to such term in Section 9(b).

“Put Option” has the meaning ascribed to such term in Section 9(a).

“Put Option Price” means the Fair Market Value of such Put Eligible Stock.

“Put Repurchase Price” has the meaning ascribed to such term in Section 9(b).

“Refused Stock” has the meaning ascribed to such term in Section 5(b).

“Registration Rights Agreement” means the registration rights agreement, dated as of the date of this Agreement, among the Company, the Investor Stockholders and the Management Holders, as amended from time to time.

“Remaining Stock” has the meaning ascribed to such term in Section 5(b).

“ROFR Notice” has the meaning ascribed to such term in Section 5(a).

“ROFR Offer” has the meaning ascribed to such term in Section 5(a).

“ROFR Stock” has the meaning ascribed to such term in Section 5(b).

“ROFR Stockholders” has the meaning ascribed to such term in Section 5(a).

“Rollover Letter” has the meaning ascribed to such term in the Recitals.

“Sale Period” has the meaning ascribed to such term in Section 5(b).

“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.

“Section 10(a)(iii) Notice” has the meaning ascribed to such term in Section 10(a)(iii).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.

“Selling Stockholder” has the meaning ascribed to such term in Section 6(a).

“Senior Management Holders” means the Management Holders who, as of the date hereof, each hold at least 20 shares of Common Stock and each of whom is an “accredited investor” (as defined in Rule 501(a) under the Securities Act) or, if not an accredited investor, has retained a “purchaser representative” (as defined in Rule 501(h) under the Securities Act) or has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the action(s) contemplated.

“Service” means a Management Holder’s service as an employee, director or consultant of the Company or any Affiliate or Subsidiary.

“Stock” means any shares of Common Stock or of any other class or series of authorized capital stock of the Company, whether owned, issued or authorized on the date of this Agreement or hereafter, including any Option Stock but excluding any Plan Options.

“Stockholders” means the parties to this Agreement (other than the Company) and any other subsequent holder of Stock who agrees to be bound by the terms of this Agreement.

“Subject Stock” has the meaning ascribed to such term in Section 5(a).

“Subscription Agreement” has the meaning ascribed to such term in the Recitals.

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, partnership or other entity of which shares of capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, limited liability company, partnership or other entity are at the time directly or indirectly owned or controlled by such Person, or (ii) the management of which is otherwise controlled, directly or indirectly, by such Person.

“Tag-Along Notice” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Offeror” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Period” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Right” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Sale” has the meaning ascribed to such term in Section 6(b).

“Tag-Along Sale Number” has the meaning ascribed to such term in Section 6(a).

“Tag-Along Stockholders” has the meaning ascribed to such term in Section 6(a).

“Tagging Stockholders” has the meaning ascribed to such term in Section 6(a).

“THL Directors” has the meaning ascribed to such term in Section 3.1(b)(iii).

“THL Party” has the meaning ascribed to such term in the Preamble.

“THL Permitted Sell-Down” means a Transfer of Stock by the THL Party effected prior to the eighteen month anniversary of the date of this Agreement (i) in connection with the syndication of equity interests of the Company to one or more third-party investors; provided, that in case of this clause (i), (x) the THL Party shall not Transfer, in the aggregate, in excess of $150 million worth of Stock (based on the valuation of such Stock as of the date of this Agreement) and (y) no such third-party shall receive rights that are more favorable than those that are provided to the Advent Party under this Agreement, or (ii) to limited partners of investment funds affiliated with the THL Party in one or more transactions; provided that in the case of this clause (ii), such limited partners shall invest through a co-investment vehicle that is controlled by an affiliate of the THL Party.

“Transfer” means to transfer, sell, assign, distribute, pledge, encumber, hypothecate, assign, exchange, or in any other way directly or indirectly dispose of, in whole or in part, either voluntarily or involuntarily, including by gift, by way of merger (forward or reverse) or similar transaction, by operation of law or otherwise, any security or any legal or beneficial interest therein, including the grant of an option or other right or interest that would result in the transferor no longer having the economic consequences of ownership in, or the power to vote, such security.

“Transferring Stockholder” has the meaning ascribed to such term in Section 5.

“Total Tag-Along Shares” has the meaning ascribed to such term in Section 6(a).

“Unvested Stock” means Stock which is not vested and with respect to Common Stock Equivalents, includes those that are either not vested or are not exercisable or both.

“Voting Shares” means, at any time, any securities of the Company, the holders of which are generally entitled to vote for the election of directors to the Board (including all outstanding shares of Common Stock).

1.2 General Interpretive Principles. When a reference is made in this Agreement to a Section, Schedule or Exhibit such reference shall be to a Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to cover all genders. Any statute, rule, order or regulation defined or referred to in this Agreement or in any agreement or instrument that is referred to in this Agreement shall mean such statute, rule, order or regulation as from time to time amended, updated, modified, supplemented or superseded, including by succession of comparable successor statutes, rules, orders or regulations and references to all attachments thereto and instruments incorporated therein. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

Section 2. Methodology for Calculations. Except as otherwise expressly provided in this Agreement, for purposes of calculating (a) the amount of outstanding shares of Common Stock as of any date and (b) the amount of shares of Common Stock owned by a Person hereunder (and the percentage of the outstanding shares of Common Stock owned by a Person hereunder), no Common Stock Equivalents of the Company shall be treated as having been converted, exchanged or exercised. In the event of any stock split, stock dividend, reverse stock split, any combination of the shares of Stock or any similar event, with respect to all references in this Agreement to a Stockholder or Stockholders holding a number of shares of Stock, the applicable number shall be appropriately adjusted to give effect to such stock split, stock dividend, reverse stock split, any combination of the shares of Stock or similar event.

Section 3. Corporate Governance.

3.1 Board of Directors.

(a) From and after the date of this Agreement, the Board shall be comprised of nine (9) directors or, subject to compliance with Section 3.1(b), such other number of directors as may from time to time be determined by the Board. The initial directors of the Board shall consist of (i) Todd M. Abbrecht, Joshua M. Nelson and Uttam Jain as the initial THL Directors, (ii) Jefferson M. Case and Steven J. Collins as the initial Advent Directors, (iv) Gerald C. Rittenberg and (v) James M. Harrison.

(b) (i) The THL Party shall have the right to designate up to five (5) members of the Board (the persons from time to time designated by the THL Party in accordance with the foregoing being referred to herein as the “THL Directors”);

(ii) (A) For so long as the Advent Party owns at least (x) 50% of the number of shares of Common Stock held by the Advent Party immediately following the consummation of the transactions contemplated by the Advent Subscription Agreement and (y) 4% of the outstanding Common Stock, the Advent Party shall have the right to designate two (2) members of the Board or (B) for so long as the Advent Party owns at least (x) 25% but less than 50% of the number of shares of Common Stock held by the Advent Party immediately following the consummation of the transactions contemplated by the Advent Subscription Agreement and (y) 2% but less than 4% of the outstanding Common Stock, the Advent Party shall have the right to designate one (1) member of the Board (the persons from time to time designated by the Advent Party in accordance with the foregoing being referred to herein as the “Advent Directors”);

(iii) For so long as the American Greetings Party owns at least (x) 50% of the number of Common Stock held by the American Greetings Party as of the date of this Agreement and (y) 2% of the outstanding Common Stock, the American Greetings Party shall have the right to designate one (1) individual as an observer to the Board (the person from time to time designated by the American Greetings Party in accordance with the foregoing being referred to herein as the “American Greetings Board Observer”), which American Greetings Board Observer shall be entitled to attend, and participate in all discussions conducted at, any meetings of the Board; provided that the Board may exclude the American Greetings Board Observer from any discussions conducted at any meeting of the Board if it determines in good faith that there may be a conflict between the interests of the American Greetings Party (or its designated Board observer) and the Company; and, provided, further, that if the American Greetings Party fails to satisfy the requirement set forth in subsection (y) above as the result of an issuance of Excluded Securities, they shall still be entitled to have the right to designate the American Greetings Board Observer so long as they continue to satisfy the requirement set forth in subsection (x) above;

(iv) For so long as Gerald C. Rittenberg and James M. Harrison shall serve as officers of Company, Gerald C. Rittenberg and James M. Harrison shall each be a designated member of the Board;

(v) The number of directors constituting the Board shall not be increased or decreased without the written consent of each of the THL Party and the Advent Party.

(c) Except as required by applicable law and subject to Section 10, the business and affairs of the Company shall be managed by or under the direction of the Board. At all meetings of the Board, a quorum shall consist of not less than a number of directors holding a majority of the votes held by all directors. At each meeting of the Board (or committee thereof) at which a quorum is present, each director shall be entitled to one vote on each matter to be voted on at such meeting. All actions of the Board shall require the affirmative vote of at least a majority of the votes held by all directors present at such meeting. Subject to applicable law, any action that may be taken at a meeting of the Board may also be taken by written consent of the members of the Board in lieu of a meeting.

3.2 Committees; Subsidiaries.

(a) The Board may designate one or more committees of the Board consisting of one or more directors. Notwithstanding the foregoing, the Board shall at all times maintain a compensation committee and an audit committee.

(b) The size and composition of the board of directors or other similar managing body of any Subsidiary of the Company or any committees of the board of directors or other similar managing body of any Subsidiary of the Company shall be determined by the Board; provided that (i) one of the Advent Directors shall be a member of all committees (including an executive committee, if any) if the Advent Party is then entitled to designate at least one Advent Director, and (ii) the American Greetings Board Observer shall be an observer of all committees (other than an executive committee, if any) if the American Greetings Party is then entitled to designate the American Greetings Board Observer.

3.3 Vacancies; Resignation; Removal.

(a) Subject to Section 3.3(b), each director shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified. If any THL Director or the Advent Director shall cease for any reason to serve as a director of the Company, the vacancy resulting thereby shall be filled by another Person selected by such director’s Designating Party if his or her Designating Party is then entitled to designate a THL Director or

Advent Director, as the case may be. If any THL Director or Advent Director serving on any committee of the Board shall cease for any reason to serve as a member of any such committee, he or she shall be succeeded by another THL Director or Advent Director selected by his or her Designating Party, if his or her Designating Party is then entitled to designate a THL Director or Advent Director, as the case may be.

(b) If the American Greetings Board Observer shall cease for any reason to serve as an observer to the Board, the vacancy resulting thereby shall be filled by another Person selected by such observer’s Designating Party if his or her Designating Party is then entitled to designate an observer to the Board.

(c) The removal from the Board of any THL Director or Advent Director or the removal of the American Greetings Board Observer shall be only at the written request of such director or observer’s Designating Party, provided that if a Designating Party no longer has the right to designate a director or observer pursuant to Section 3.1(b), the Board and the Stockholders shall promptly take all such action necessary or desirable to cause the removal of such incumbent director(s) or observer from office. Except as set forth in Sections 3.3(a) or 3.3(b), any vacancy on the Board or of an observer to the Board shall be filled by the THL Party.

3.4 Expenses and Indemnification. The Company shall pay the reasonable out-of-pocket expenses incurred by each member of the Board in connection with performing his or her duties as a member of the Board, including the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or any committee thereof or meetings of any board of directors or other similar managing body (and any committee thereof) of any Subsidiary of the Company. The Company shall also pay the reasonable out-of-pocket expenses incurred by the American Greetings Board Observer for attending meetings of the Board.

3.5 Cooperation; Voting of Shares.

(a) Each Stockholder shall take all necessary or desirable actions within its control to ensure that at all times the Certificate of Incorporation and Bylaws (x) comply with and do not at any time conflict with any provision of this Agreement and (y) permit each Stockholder to receive the benefits to which it is entitled under this Agreement. Each of the Stockholders hereby agrees that the Certificate of Incorporation and Bylaws in effect on the date of this Agreement shall be in the form attached hereto as Exhibit A and Exhibit B, respectively, until amended in accordance with applicable law.

(b) Each Stockholder shall vote all of its Voting Shares, execute proxies or, to the extent permitted by the Certificate of Incorporation, execute written consents, as the case may be, and take all other necessary or desirable actions within its control, including attending and voting at meetings in person or by proxy for purposes of obtaining a quorum, to (A) effectuate the provisions of this Agreement, and (B) cause the persons designated in accordance with this Agreement to serve as directors of the Board.

(c) The Company shall, and shall cause each of its Subsidiaries, to take all necessary or desirable actions within its control (including calling special board and stockholder meetings, nominating for election to the Board those individuals designated by any Designating

Party to serve as a director in accordance with the terms of this Agreement, and providing therefor in the Company’s or its Subsidiaries’ organizational documents) to effectuate the provisions of this Agreement.

Section 4. Restrictions on Transfers of Stock by Stockholders.

(a) Prior to the third anniversary of the date of this Agreement, subject to the remaining subsections of this Section 4, no Investor Stockholder shall Transfer any Stock other than (i) in a Permitted Investor Transfer, (ii) pursuant to a Tag-Along Sale, (iii) to the extent required as a Dragged Stockholder pursuant to a Drag-Along Sale or (iv) with the approval of the Board; it being understood that such Transfer pursuant to clause (iv) shall be subject to compliance with the remaining subsections of this Section 4 and compliance with the provisions of Section 5 and the provisions of Section 6. Following the third anniversary of the date of this Agreement, subject to compliance with the remaining subsections of this Section 4 and compliance with the provisions of Section 5 and the provisions of Section 6, the Investor Stockholders may freely Transfer Stock to any Person(s).

(b) No Stockholder (other than any Investor Stockholder, which shall be governed by Section 4(a) above) shall Transfer any Stock other than (i) pursuant to a Permitted Management Transfer, (ii) pursuant to Section 6, (iii) pursuant to Section 8, (iv) pursuant to Section 9, (v) to the extent required as a Dragged Stockholder pursuant to a Drag-Along Sale, (vi) with the prior written consent of the THL Party or (vii) to any Person either (A) pursuant to the exercise of registration rights under the Registration Rights Agreement, or (B) following an IPO pursuant to an exemption from registration under the Securities Act, provided, that, until the Minimum Percentage of the THL Party is less than 10%, no Transfers shall be permitted under this clause (vii) if, after giving effect to any such Transfers, the Minimum Percentage held by such Stockholder and his Permitted Management Holder Transferees is less than the Minimum Percentage of the THL Party.

(c) Notwithstanding anything contained herein to the contrary, any transferee of Stock who is not a Stockholder (other than the Company) shall upon the consummation of, and as a condition to, such Transfer execute and deliver to the Company (which the Company shall then deliver to all Stockholders) an agreement (or a counterpart to this Agreement) pursuant to which such transferee agrees to be bound by the terms of this Agreement as a Stockholder, with such rights of the transferor that are assigned by the transferor in compliance with Section 20.

(d) Any Transfer or attempted Transfer of Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stock as the owner of such Stock for any purpose.

(e) As of the date of this Agreement, neither the Advent Party nor the American Greetings Party has any current plan or intention of selling, transferring, granting participation in or otherwise distributing the Stock.

Section 5. Rights of First Refusal. Except as set forth in Section 5(f), any proposed Transfer of Stock by a Stockholder (a “Transferring Stockholder”) shall be consummated only in accordance with the following procedures:

(a) Upon the Transferring Stockholder’s receipt of a bona fide written offer to purchase its Stock, which offer shall be binding and not subject to any material unsatisfied conditions other than customary non-financial conditions, the Transferring Stockholder shall first deliver to the Company, the Investor Stockholders and the Senior Management Holders (other than the Transferring Stockholder and its Affiliates) (such Investor Stockholders and Senior Management Holders together, the “ROFR Stockholders”) a written notice (a “ROFR Notice”), which shall (i) state the Transferring Stockholder’s intention to Transfer Stock, the name of the proposed transferee, the amount and type of Stock to be Transferred (the “Subject Stock”), the proposed purchase price per share of Stock (including the cash value of any non-cash consideration), the terms of payment of such purchase price and a summary of the other material terms of the proposed Transfer and (ii) offer the Company and the ROFR Stockholders the option to acquire all or a portion of such Subject Stock upon the terms and subject to the conditions of the proposed Transfer as set forth in the ROFR Notice (the “ROFR Offer”). The ROFR Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the ROFR Offer is accepted during such periods, until the consummation of the Transfer contemplated by the ROFR Offer). The Company shall have the right and option, for a period of ten (10) days after delivery of the ROFR Notice (the “Initial ROFR Acceptance Period”), to accept the ROFR Offer for all or any part of the Subject Stock at the purchase price and on the terms stated in the ROFR Notice. Such acceptance shall be made by delivering a written notice to the Transferring Stockholder and each of the ROFR Stockholders within the Initial ROFR Acceptance Period. For the avoidance of doubt, with respect to any offer of a proposed transferee that contains non-cash consideration, the Company or the ROFR Stockholders, as the case may be, shall be entitled to pay cash in lieu of the value of the non-cash consideration included in such offer.

(b) If the Company shall fail to accept all of the Subject Stock offered pursuant to, or shall reject in writing, the ROFR Offer (the Company being required to notify in writing the Transferring Stockholder and each of the ROFR Stockholders of its rejection or failure to accept in the event of the same), then, upon the earlier of the expiration of the Initial ROFR Acceptance Period or the giving of such written notice of rejection or failure to accept such offer by the Company, each ROFR Stockholder shall have the right and option, for a period of ten (10) days thereafter (the “Additional ROFR Acceptance Period”), to accept the ROFR Offer for all or any part of the Subject Stock so offered and not accepted by the Company (the “Refused Stock”) at the purchase price and on the terms stated in the ROFR Notice. Such acceptance shall be made by delivering a written notice to the Company and the Transferring Stockholder within the Additional ROFR Acceptance Period specifying the maximum number of shares such ROFR Stockholder will purchase (with respect to each ROFR Stockholder electing to purchase Refused Stock, the “ROFR Stock”). If, upon the expiration of the Additional ROFR Acceptance Period, the aggregate amount of ROFR Stock exceeds the amount of Refused Stock, the Refused Stock shall be allocated among the ROFR Stockholders as follows: (i) first, each ROFR Stockholder shall be entitled to purchase no more than its Proportionate Percentage of the Refused Stock; (ii) second, if an amount of Refused Stock has not been allocated for purchase pursuant to (i) above (the “Remaining Stock”), each ROFR Stockholder (an “Oversubscribed

Stockholder”) which had offered to purchase an amount of Refused Stock in excess of the amount of stock allocated for purchase to it in accordance with clause (i) above, shall be entitled to purchase an amount of Remaining Stock equal to no more than its Proportionate Percentage (treating only Oversubscribed Stockholders as ROFR Stockholders for these purposes) of the Remaining Stock; and (iii) third, the process set forth in (ii) above shall be repeated with respect to any amounts of Refused Stock not yet allocated for purchase until the Refused Stock is allocated for purchase in its entirety.

(c) If effective acceptance shall not be received pursuant to Sections 5(a) and/or 5(b) above with respect to all of the Subject Stock offered pursuant to the ROFR Notice, then the Transferring Stockholder may, at its option, accept or reject all or any portion of the acceptance by the Company and/or the ROFR Stockholders to purchase the Subject Stock and the Transferring Stockholder may Transfer all or any portion of the Subject Stock to any Person or Persons at a price not less than the price, and on other terms not materially more favorable to the purchaser thereof than the terms, stated in the ROFR Notice at any time within sixty (60) days (plus a sufficient number of days to allow the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or receipt of other regulatory approvals applicable to such Transfer) after the expiration of the Additional ROFR Acceptance Period (the “Sale Period”). In the event that all of the Subject Stock is not Transferred by the Transferring Stockholder during the Sale Period, the right of the Transferring Stockholder to Transfer such Subject Stock which is not Transferred shall expire and the obligations of Section 4 and this Section 5 shall be reinstated.

(d) All Transfers of Subject Stock to the Company and/or to the ROFR Stockholders subject to any ROFR Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day within fifteen (15) days after the expiration of the Initial ROFR Acceptance Period, or the Additional ROFR Acceptance Period, as applicable, and (ii) the fifth business day following the expiration or termination of any waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree. The delivery of certificates or other instruments evidencing such Subject Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Subject Stock.

(e) Notwithstanding anything contained herein to the contrary, prior to any Transfer of Stock by a Transferring Stockholder pursuant to this Section 5, the Transferring Stockholder shall, after complying with the provisions of this Section 5, comply with the provisions of Section 6.

(f) The requirements of this Section 5 shall not apply (i) to any Permitted Investor Transfer, (ii) to any Permitted Management Transfer, (iii) to any Transfer of Stock by any Tagging Stockholder to a Tag-Along Offeror pursuant to Section 6, (iv) to any Transfer of Stock required to be made by a Dragged Stockholder pursuant to a Drag-Along Sale, (v) to any Transfer of Stock by a Management Holder to the Company pursuant to Section 8 or Section 9, (vi) to any Transfer of Stock by a Management Holder to an Affiliate of such Management Holder (it being understood that such Transfer under this clause, or (vi) is subject to the approval set forth in Section 4(b)(v)). The requirements of this Section 5 are in addition to, and not in limitation of, any other restrictions on Transfers of Stock contained in this Agreement.

Section 6. Tag-Along Rights.

(a) Except as set forth in Section 6(d), in the event that any Stockholder (a “Selling Stockholder”) proposes to Transfer Stock to one or more Persons, prior to effecting such Transfer of Stock, the Selling Stockholder shall give not less than ten (10) days’ prior written notice (the “Tag-Along Notice”) of such intended Transfer to each other Stockholder that is not an Affiliate of the Selling Stockholder (the “Tag-Along Stockholders”), which shall specifically identify the identity of the proposed transferee or transferees (together, the “Tag-Along Offeror”), the number of shares of Stock as is proposed to be Transferred by the Selling Stockholder(s) to the Tag-Along Offeror (the “Tag-Along Sale Number”), the maximum number of shares of Stock that the Tag-Along Offeror is willing to purchase (the “Maximum Tag-Along Sale Number”), the purchase price therefor, and a summary of the other material terms and conditions of the proposed Transfer. For a period ending on the later of ten (10) days after the later of delivery of the Tag-Along Notice or the expiration of the Additional ROFR Acceptance Period, to the extent applicable (the “Tag-Along Period”) each Tag-Along Stockholder shall have the right (the “Tag-Along Right”), at the same price per share to be paid to and upon the same terms offered to the Selling Stockholder, to sell to the Tag-Along Offeror, that number of shares of Stock of such Tag-Along Stockholder as is equal to the product of (x) a fraction, the numerator of which is the Tag-Along Sale Number and the denominator of which is the aggregate number of shares of Stock owned as of the date of the Tag-Along Notice by the Selling Stockholder and its Affiliates and (y) the number of shares of Stock owned by such Tag-Along Stockholder as of the date of the Tag-Along Notice; provided that the number of shares of Stock required to be purchased from such Tag-Along Stockholder by the Tag-Along Offeror shall be subject to reduction in accordance with the last sentence of this Section 6(a). A copy of the Tag-Along Notice shall promptly be sent to the Company. The Tag-Along Rights may be exercised in whole or in part at the option of each of the Tag-Along Stockholders (all Tag-Along Stockholders who exercise such Tag-Along Rights, together with the Selling Stockholder, the “Tagging Stockholders”). Notice of any Tag-Along Stockholder’s intention to exercise such Tag-Along Rights, in whole or in part, shall be evidenced by a writing signed by such Tag-Along Stockholder and delivered to the Tag-Along Offeror and the Company prior to the end of the Tag-Along Period, setting forth the number of shares of Stock that such Tag-Along Stockholder elects to Transfer. Promptly upon receipt of such writing from any Tag-Along Stockholder the Company shall provide a copy of such writing to each Tag-Along Stockholder. In the event that the number of shares of Stock proposed to be Transferred by the Tagging Stockholders to a Tag-Along Offeror (the “Total Tag-Along Shares”) is greater than the Maximum Tag-Along Sale Number, each Tagging Stockholder shall be entitled to Transfer to the Tag-Along Offeror only that number of shares of Stock that is equal to (A) the number of shares that it sought or elected, as applicable, to be Transferred to such Tag-Along Offeror by such Tagging Stockholder, multiplied by (B) a fraction the numerator of which is the Maximum Tag-Along Sale Number and the denominator of which is the Total Tag-Along Shares.

(b) In connection with any Transfer of Stock pursuant to the exercise of Tag-Along Rights (a “Tag-Along Sale”), all Tagging Stockholders shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Voting Shares held by them in favor of any

Tag-Along Sale and the Tagging Stockholders and the Company shall in all other respects support the transaction contemplated by the Tag-Along Sale and shall be obligated to cooperate in the consummation of the transaction contemplated thereby and shall execute all documents, including a sale or purchase agreement, reasonably requested by the Company or the Selling Stockholder containing the terms and conditions of the Tag-Along Sale; provided, however, that (i) no Tagging Stockholder shall be required to make any representations or warranties in any agreement relating to a Tag-Along Sale other than representations and warranties relating to such Tagging Stockholder and the ownership of its shares of Stock that are customary in similar transactions including representations and warranties relating to title, authorization and execution and delivery, (ii) each Tagging Stockholder shall be severally liable for its pro rata portion (based upon the ratio of such Tagging Stockholder’s Stock to the total amount of all Tagging Stockholders’ Stock) of any purchase price adjustment, escrow or indemnity payments, provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Tag-Along Sale shall not exceed the proceeds to such Tagging Stockholder in connection with such Tag-Along Sale, (iii) no Tagging Stockholder (other than any Management Holder) shall be required to agree to any covenant not to compete, non-solicitation covenant or similar restrictive covenant which is materially more restrictive than any such covenant which will apply to the THL Party as a result of and/or in connection with the Tag-Along Sale; provided, further, that none of the Investor Stockholders shall in any Tag-Along Sale be required to agree to any covenant not to compete, and (iv) each Tagging Stockholder shall receive the same form of consideration as the Selling Stockholder, and if such Selling Stockholder is given an option as to the form and amount of consideration to be received, each other Tagging Stockholder shall be given the same option. In addition, no Tagging Stockholders shall exercise any rights of appraisal or dissenters rights that such Tagging Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Tag-Along Sale or any proposal that is necessary or desirable to consummate the Tag-Along Sale.

(c) All Transfers of Stock to the Tag-Along Offeror pursuant to this Section 6 shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day as soon as practicable, but in no event more than fifteen (15) days after the expiration of the Tag-Along Period, or (ii) the fifth business day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the parties to such Transfers may agree. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

(d) The requirements of this Section 6 shall not apply (i) to any Permitted Investor Transfer, (ii) to any Transfer of Stock by a Management Holder (other than a Senior Management Holder) or a Permitted Management Holder Transferee (other than a Permitted Management Holder Transferee of a Senior Management Holder), or (iii) to any Transfer of Stock required to be made by a Dragged Stockholder pursuant to a Drag-Along Sale. The requirements of this Section 6 are in addition to, and not in limitation of, any other restrictions on Transfers of Stock contained in this Agreement, including, for the avoidance of doubt, those requirements set forth in Section 5.

Section 7. Drag-Along Rights.

(a) Prior to an IPO, following the earlier of (x) the third anniversary of the date of this Agreement or (y) the approval of the proposed Transfer pursuant to Section 4(a) hereof, if any Investor Stockholder, whether alone or in concert with any other Stockholders, in each case owning collectively more than 50% of the voting rights of the Company (such Stockholder(s) being referred to in this Section 7 as the “Exiting Stockholder(s)”) propose to Transfer to any Person or Group that is not an Affiliate of such Investor Stockholder (collectively, a “Drag-Along Transferee”) shares of Stock which would result in a Change of Control Transaction (a “Drag-Along Sale”), then the Exiting Stockholder(s) may elect to require each (but not fewer than all) other Stockholder (each a “Dragged Stockholder”) to Transfer Stock (as calculated below) as a part of the Drag-Along Sale to such Drag-Along Transferee, at the same price and upon the same terms and subject to the same conditions as, the Exiting Stockholder(s) (including, for the avoidance of doubt, the requirement to make a rollover investment in the Drag-Along Transferee or its Affiliates), all of which shall be set forth in the Drag-Along Notice (as defined below). The Exiting Stockholder(s) may require each Dragged Stockholder to Transfer that number of shares of Stock as is equal to the product of (x) a fraction, the numerator of which is the number of shares of Stock as is proposed to be sold by the Exiting Stockholder(s) to the Drag-Along Transferee and the denominator of which is the aggregate number of shares of Stock owned as of the date of the Drag-Along Notice by the Exiting Stockholder(s) and (y) the number of shares of Stock if so elected by the Exiting Stockholder(s) as set forth above) owned by such Dragged Stockholder as of the date of the Drag-Along Notice.

(b) The rights set forth in Section 7(a) shall be exercised by giving written notice (the “Drag-Along Notice”) to each Dragged Stockholder and to the Company setting forth in detail the terms of the proposed Drag-Along Sale and the proposed closing date of the Drag-Along Sale. In connection with any Drag-Along Sale, all Dragged Stockholders shall be obligated, if applicable, to vote (or consent in writing, as the case may be) all Voting Shares held by them in favor of any Drag-Along Sale being effected by merger or consolidation and the Dragged Stockholders and the Company shall in all other respects support the transaction contemplated by the Drag-Along Sale and shall be obligated to cooperate in the consummation of the transaction contemplated thereby and shall execute all documents, including a sale, purchase or merger agreement, reasonably requested by the Company or the Exiting Stockholder(s) containing the terms and conditions of the Drag-Along Sale; provided, however, that (i) no Dragged Stockholder shall be required to make any representations or warranties in any agreement relating to a Drag-Along Sale other than representations and warranties relating to such Dragged Stockholder and the ownership of its Stock that are customary in similar transactions including representations and warranties relating to title, authorization and execution and delivery, (ii) each Stockholder shall be severally liable for its pro rata portion (based upon the ratio of such Stockholder’s Stock to the total amount of all Stockholders’ Stock) of any purchase price adjustment, escrow or indemnity payments, provided, however, that the aggregate amount of liability described in this clause (ii) in connection with any Drag-Along Sale shall not exceed the proceeds to such Stockholder in connection with such Drag-Along Sale, (iii) no Dragged Stockholder (other than any Management Holder) shall be required to agree to any covenant not to compete, non-solicitation covenant or similar restrictive covenant which is materially more restrictive than any such covenant which will apply to the THL Party as a result of and/or in connection with the Drag-Along Sale; provided, further, that none of the Investor Stockholders shall in any Drag-Along Sale be required to agree to any covenant not to compete, and (iv) each Stockholder shall receive the same form of consideration as the Selling Stockholder, and if such Selling Stockholder is given an option as to the form and amount of consideration to be received, each other Stockholder shall be given the same option. In addition, no Dragged Stockholders shall exercise any rights of appraisal or dissenters rights that such Dragged Stockholder may have (whether under applicable law or otherwise) or could potentially have or acquire in connection with any Drag-Along Sale or any proposal that is necessary or desirable to consummate the Drag-Along Sale.

(c) The Drag-Along Transferee and any Drag-Along Sale transaction pursuant to this Section 7 shall be selected pursuant to a sale process determined by the Exiting Stockholder(s), which may include an auction process managed by an investment banking firm selected by the Exiting Stockholder(s). All fees and expenses related to any Drag-Along Sale, including the fees of any such investment banking firm but not including the fees of counsel for any individual Stockholder, shall be paid by the Company.

(d) Upon delivery of a Drag-Along Notice to the Company, the Company will take such actions as are necessary to accomplish the Drag-Along Sale specified therein as soon as is reasonably practicable. Notwithstanding anything contained herein to the contrary, nothing in this Section 7 shall be deemed to compel any director to act in violation of his fiduciary duties.

(e) All Transfers of Stock to the Drag-Along Transferee pursuant to this Section 7 shall be consummated contemporaneously at the offices of the Company on the later of (i) a business day not less than fifteen (15) or more than sixty (60) days after the Drag-Along Notice is delivered to the Dragged Stockholders or (ii) the fifth business day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such Transfers, or at such other time and/or place as the Exiting Stockholder(s) may otherwise determine. The delivery of certificates or other instruments evidencing such Stock duly endorsed for transfer shall be made on such date against payment of the purchase price for such Stock.

Section 8. Call Right.

(a) If at any time a Management Holder’s Employment shall be terminated (either by such Management Holder or by the Company or any of its Subsidiaries, or by reason of the Management Holder’s death or Permanent Disability), except as otherwise provided in any written agreement between the Company and such Management Holder, the Company shall have the right, but not the obligation, to purchase all or any portion of the Stock owned by that Management Holder and any transferee who obtained Stock as a direct or indirect result of a Permitted Management Transfer by that Management Holder (a “Permitted Management Holder Transferee”) (the “Call Option”, and such Stock subject to the Call Option, the “Call Eligible Stock”) at the Call Option Price.

(b) If the Company desires to exercise its Call Option, it shall deliver written notice thereof (which shall include its valuation of the Fair Market Value of the Call Eligible Stock) (a “Call Notice”) to the Management Holder and any Permitted Management Holder Transferees no later than one hundred and ninety (190) days following the later of (x) termination of the Management Holder’s Employment and (y) receipt of Option Stock by such

Management Holder in connection with a post-termination exercise in accordance with the Option Plan; provided that such temporal limit shall not apply in the event of violation by such Management Holder of any Non-Compete Obligations applicable to that Management Holder. The Management Holder and any Permitted Management Holder Transferees shall deliver to the Company certificates representing the shares of Call Eligible Stock, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the thirtieth (30th) day after delivery of the Call Notice to the Management Holder and any applicable Permitted Management Holder Transferees. The Company will pay the proceeds from the purchase of the Call Eligible Stock pursuant to the Call Option (the “Call Repurchase Price”), at its option, (i) by a check or wire transfer of immediately available funds or (ii) to the extent payment of the Call Repurchase Price in cash would adversely affect the Company’s liquidity or would be restricted by the Company’s financing arrangements, in each case, as determined by the Board in good faith, by a subordinated non-amortizing note with a three year term beginning on the closing date of the purchase of the Call Eligible Stock (the “Call Note”). The Call Note shall bear interest at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Call Note and will be payable quarterly in arrears. Such Call Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form acceptable to the Board; provided, however, that if at any time after such Call Note has been issued the Prepayment Conditions are satisfied, the Call Note shall then be prepaid in full at such time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 8(b) or any cash payment of principal or interest due under a Call Note if the Board determines that making such payment would reasonably be likely to adversely affect the Company’s liquidity or be restricted by the Company’s financing arrangements. In the event the Company cannot make any cash payment under this Section 8(b) or the cash payments of principal and interest due under a Call Note because of such Board determination, the Company will undertake to make such payments at such time as the Board determines that making such payment would not reasonably be likely to adversely affect the Company’s liquidity or be restricted by the Company’s financing arrangements. Payment of the Call Repurchase Price shall be made after offset of any bona fide debts owed by the Management Holder to the Company, which will be entitled to receive customary representations and warranties from the Management Holder or its Permitted Management Holder Transferees, as applicable, regarding such sale and to require all signatures of the Management Holder or its Permitted Management Holder Transferees to be guaranteed.

(c) Notwithstanding anything herein to the contrary, if the Company does not exercise the Call Option within the time period set forth in Section 8(b) above, but following such period a Management Holder becomes an employee of or provides services to a Competitor of the Company, then the Company shall have the rights set forth in Sections 8(a) and (b) above and may exercise its Call Option by delivery of the Call Notice to the Management Holder and any Permitted Management Holder Transferees no later than one hundred and ninety (190) days following the date on which the Company learns of such Management Holder’s employment by or provision of services to a Competitor.

(d) Upon the termination of the Employment of any Management Holder as set forth in Section 8(a), the Company’s Call Option shall also apply with respect to all Stock held by Affiliates of the terminated Management Holder.

Section 9. Put Right.

(a) If at any time a Management Holder’s Employment shall be terminated by reason of such Management Holder’s death or Permanent Disability, except as otherwise provided in any written agreement between the Company and such Management Holder, such Management Holder (and each Permitted Management Holder Transferee of such Management Holder who has been transferred Stock pursuant to this Agreement by such Management Holder) shall have the right, but not the obligation, to sell, and the Company shall be required to purchase, all (but not less than all) of the Stock owned by that Management Holder and any Permitted Management Holder Transferee (the “Put Option”, and such Stock subject to the Put Option, the “Put Eligible Stock”) at the Put Option Price.

(b) If a Management Holder desires to exercise its Put Option, it shall deliver written notice thereof (a “Put Notice”) to the Company no earlier than one hundred and eighty-one (181) days and no later than two hundred and ten (210) days following the later of (x) termination of the Management Holder’s Employment and (y) receipt of Option Stock by such Management Holder in connection with a post-termination exercise in accordance with the Option Plan. The Management Holder and any Permitted Management Holder Transferees shall deliver to the Company certificates representing the shares of Put Eligible Stock, free and clear of all claims, liens, or encumbrances, together with blank stock powers, duly executed with all signature guarantees at a closing at the principal office of the Company on the sixtieth (60th) day after delivery of the Put Notice to the Company. The Company will pay the proceeds from the purchase of the Put Eligible Stock pursuant to the Put Option (the “Put Repurchase Price”), at its option, (i) by a check or wire transfer of immediately available funds or (ii) to the extent that payment of the Put Repurchase Price in cash would adversely affect (x) the Company’s liquidity or would be restricted by the Company’s financing arrangements, or (y) the business, financial condition, liquidity or prospects of the Company, in each case, as determined by the Board in good faith, by a subordinated non-amortizing note with a five year term beginning on the closing date of the purchase of the Put Eligible Stock (the “Put Note”). The Put Note shall bear interest at a rate equal to the Mid-term Applicable Federal Rate plus three percent (3%) from the date of issuance of the Put Note and will be payable quarterly in arrears. Such Put Note may be prepaid by the Company in whole at any time or in part from time to time without premium or penalty and shall otherwise be in the form acceptable to the Board; provided, however, that if at any time after such Put Note has been issued the Prepayment Conditions are satisfied, the Put Note shall then be prepaid in full at such time. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to make any cash payment pursuant to this Section 9(b) or any cash payment of principal or interest due under a Put Note if the if the Board determines that making such payment would reasonably be likely to adversely affect the Company’s liquidity or be restricted by the Company’s financing arrangements. In the event the Company cannot make any cash payment under this Section 9(b) or the cash payments of principal and interest due under a Put Note because of such Board determination, the Company will undertake to make such payments at such time as the Board determines that making such payment would not reasonably be likely to adversely affect the Company’s liquidity or be restricted by the

Company’s financing arrangements. Payment of the Put Repurchase Price shall be made after offset of any bona fide debts owed by the Management Holder to the Company, which will be entitled to receive customary representations and warranties from the Management Holder or its Permitted Management Holder Transferees, as applicable, regarding such sale and to require all signatures of the Management Holder or its Permitted Management Holder Transferees to be guaranteed.

(c) Upon the termination of the Employment of any Management Holder as set forth in Section 9(a), the Management Holder’s Put Option shall also apply with respect to all Stock held by Affiliates of the terminated Management Holder.

Section 10. Approval of Certain Matters.

(a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions without the prior approval of (x) the Board and (y) for so long as the Advent Party holds 35% or more of the number of Common Stock held by the Advent Party as of the date of this Agreement, the Advent Party:

(i) make any material amendment to the Certificate of Incorporation, Bylaws or equivalent constituent documents in a manner that adversely affects the Advent Party;

(ii) enter into any transaction with the THL Party or any of its Affiliates (other than in connection with a THL Permitted Sell-Down);

(iii) issue any securities (other than Excluded Securities) for a price below Fair Market Value. For so long as the Advent Party is entitled to exercise approval rights under this Section 10(a)(iii), the Company shall give written notice to the Advent Party entitled to exercise approval rights under this Section 10(a)(iii), prior to any Issuance (a “Section 10(a)(iii) Notice”), which Section 10(a)(iii) Notice shall set forth the Company’s determination of Fair Market Value of the securities to be Issued. The Advent Party may object to the Company’s determination of Fair Market Value by delivering to the Company a written notice of objection within ten (10) days after receipt of the Section 10(a)(iii) Notice. Following receipt by the Company of any objection notice within such ten (10) day period, the Company and the Advent Party shall attempt to resolve their disagreement with respect to the Fair Market Value of such securities; provided that if the Company and the Advent Party are unable to resolve their disagreement within ten (10) days following receipt of the written objection notice, the Advent Party shall be entitled to cause the Company to obtain a determination of the Fair Market Value of such securities from a nationally recognized appraisal firm selected by the Board and reasonably acceptable to the Advent Party, which determination shall be conclusive and binding upon the Company and the Advent Party for the purposes of such Issuance. If no written objection notice is delivered by the Advent Party to the Company within ten (10) days after the delivery of any Section 10(a)(iii) Notice, the Company’s determination of Fair Market Value set forth therein shall be conclusive and binding upon the Company and the Advent Party for the purpose of such Issuance.

(iv) pay or declare any dividends or make any other distributions, including by way of a dividend recapitalization or repurchase of securities, in either case, in a manner that is not on a pro rata basis;

(v) within 18 months following the date of this Agreement, terminate without Cause or make any adverse change, to the roles, rights and responsibilities of Gerald C. Rittenberg as Chief Executive Officer of Party City or James M. Harrison as President of Party City; provided, however, that in no event shall such approval be required in connection with the replacement of such individuals or the appointment of their successors in the case of voluntary resignation, termination for Cause, death or Permanent Disability; or

(vi) make any bankruptcy or similar filing or effect any liquidation, dissolution or winding up of the Company.

(b) No Investor Stockholder or Management Holder shall enter into any agreements or transactions with the Company or its Subsidiaries unless such agreements or transactions are approved by the disinterested members of the Board.

Section 11. Preemptive Rights. Prior to an IPO, the Company shall not Issue, or cause or allow any of its Subsidiaries to Issue, any Equity Securities (other than Excluded Securities), except in accordance with the following procedures:

(a) The Company shall deliver to each Preemptive Stockholder a written notice (a “Preemptive Offer Notice”) which shall (i) state the intention of the Company or any of its Subsidiaries to Issue Equity Securities (other than Excluded Securities) to one or more Persons, the amount and type of Equity Securities to be Issued (the “Issuance Stock”), the purchase price therefor and a summary of the other material terms of the proposed Issuance and (ii) offer each of the Preemptive Stockholders the option to acquire all or any part of the Issuance Stock (the “Preemptive Offer”). The Preemptive Offer shall remain open and irrevocable for the periods set forth below (and, to the extent the Preemptive Offer is accepted during such periods, until the consummation of the Issuance contemplated by the Preemptive Offer). Each Preemptive Stockholder shall have the right and option, for a period of ten (10) days after delivery of the Preemptive Offer Notice (the “Preemptive Acceptance Period”), to elect to purchase all or any portion of its Preemptive Percentage of the Issuance Stock (and any of its Affiliates’ Preemptive Percentage of the Issuance Stock not purchased by such Affiliates) at the purchase price and on the terms stated in the Preemptive Offer Notice. Such acceptance shall be made by a Preemptive Stockholder by delivering a written notice (the “Acceptance Notice”) to the Company within the Preemptive Acceptance Period specifying the maximum number of shares of the Issuance Stock such Preemptive Stockholder will purchase (the “Accepted Shares”). If any Preemptive Stockholder does not exercise its preemptive rights under this Section 11 or elects to exercise such rights with respect to less than such Preemptive Stockholder’s Preemptive Percentage of the Issuance Stock (the difference between such Preemptive Stockholder’s Preemptive Percentage of the Issuance Stock and the number of shares for which such Preemptive Stockholder exercised its preemptive rights under this Section 11, the “Excess Shares”), any participating Preemptive Stockholder electing to exercise its rights with respect to its full Preemptive Percentage of the Issuance Stock (a “Fully Participating

Stockholder”) shall be entitled to purchase from the Company an additional number of shares of Issuance Stock equal to the product of (1) the Excess Shares and (2) a fraction the numerator of which is the total number of shares of such class or series of Stock (with respect to the particular class or series of capital stock which comprises the Issuance Stock) owned by such Fully Participating Stockholder on the date of the Preemptive Offer, and the denominator of which is equal to the total number of shares of such class or series of Stock (with respect to the particular class or series of capital stock which comprises the Issuance Stock) owned by all Fully Participating Stockholders on the date of the Preemptive Offer.

(b) If effective acceptance shall not be received pursuant to Section 11(a) above with respect to all of the Issuance Stock offered pursuant to the Preemptive Offer Notice, then the Company or its Subsidiary, as applicable, may Issue all or any portion of such Issuance Stock so offered and not so accepted, at a price not less than the price, and on terms not more favorable to the purchaser thereof than the terms, stated in the Preemptive Offer Notice at any time within ninety (90) days after the expiration of the Preemptive Acceptance Period (the “Issuance Period”); provided that, in connection with and as a condition to such Issuance, each purchaser or recipient of such Issuance Stock who is not then a party to this Agreement shall execute and deliver to the Company (which the Company shall then deliver to all of the Stockholders) an agreement pursuant to which such purchaser or recipient of such Issuance Stock agrees to be bound by the terms of this Agreement. In the event that all of the Issuance Stock is not so Issued by the Company during the Issuance Period, the right of the Company or its Subsidiary, as applicable, to Issue such unsold Issuance Stock shall expire and the obligations of this Section 11 shall be reinstated and such securities shall not be offered unless first reoffered to the Preemptive Stockholders in accordance with this Section 11.

(c) All sales of Issuance Stock to the Preemptive Stockholders subject to any Preemptive Offer Notice shall be consummated contemporaneously at the offices of the Company on the later of (i) a mutually satisfactory business day within fifteen (15) days after the expiration of the Preemptive Acceptance Period or (ii) the fifth business day following the expiration or termination of all waiting periods under the HSR Act or receipt of other regulatory approvals applicable to such issuance, or at such other time and/or place as the Company may otherwise agree. The delivery of certificates or other instruments evidencing such Issuance Stock shall be made by the Company or its Subsidiary, as applicable, on such date against payment of the purchase price for such Issuance Stock.

Section 12. Financial and Business Information. For so long as any Investor Stockholder, together with its Affiliates, has the right to designate a member of the Board or the right to designate an observer to the Board, the Company shall provide to such Investor Stockholder the following information (i) unaudited consolidated quarterly financial reports of the Company and its consolidated subsidiaries prepared in accordance with GAAP for the first three (3) fiscal quarters of each year, which shall be provided at the same time that the Company provides such financial reports to the Company’s lenders and no later than sixty (60) days after the end of such fiscal quarter, (ii) audited consolidated annual financial reports of the Company and its consolidated subsidiaries prepared in accordance with GAAP, which shall be provided at the same time that the Company is required to provide such financial reports to the Company’s lenders and no later than one hundred twenty (120) days after the end of the Company’s fiscal year, (iii) an annual consolidated budget for the Company and its Subsidiaries as approved by the

Board no later than ninety (90) days after the end of the Company’s fiscal year, (iv) with respect to each Investor Stockholder, complete copies of the quarterly information packages distributed to the Company’s lenders at the same time the Company provides such information packets to the Company’s lenders and no later than sixty (60) days after the end of each fiscal quarter and (v) all information that is provided to the Board in connection with any meeting thereof, which information shall be provided to all Investor Stockholders at the same time it is provided to the Board (provided that the Board may withhold any such information from any Investor Stockholder who has the right to designate an observer to the Board only, if it determines in good faith that there may be a conflict between the interests of that Investor Stockholder (or its designated Board observer) and the Company); provided, however, that each Stockholder receiving information pursuant to this Section 12 shall comply with the requirements of Section 13 herein.

Section 13. Confidentiality. Each Stockholder shall maintain the confidentiality of any confidential and proprietary information of the Company, including any information received by any Investor Stockholder pursuant to Section 12 hereof, (“Proprietary Information”) using the same standard of care, but in no event less than reasonable care, as it applies to its own confidential information; provided, however, that a Stockholder may disclose Proprietary Information (a) to its representatives in connection with monitoring its investment in the Company, (b) to any Affiliate, partner, limited partner, member, trustee, investor or related investment fund of such Stockholder and its and their respective investors, limited partners, directors, employees and consultants, in each case, in the ordinary course of business, or (c) as may otherwise be required by law, rule, regulation or self-regulatory organization, and further provided, that (i) such Proprietary Information provided pursuant to clauses (a) to (c) is identified prior to disclosure by the Stockholder to the recipient as requiring confidential treatment, and (ii) the disclosing Stockholder shall be responsible for the acts and omissions related to the Proprietary Information of any Person to whom such Stockholder discloses Proprietary Information (other than pursuant to clause (c) above). “Proprietary Information” shall not include any information (a) that is publicly available (other than as a result of dissemination by such Stockholder) or a matter of public knowledge generally, (b) that was known to such Stockholder on a non-confidential basis, without, to such Stockholders’ knowledge, breach of any third party’s confidentiality obligations, prior to its disclosure by the Company, or (c) that is or was independently developed or conceived by such Stockholder without use of the Proprietary Information.

Section 14. Legend. Each Stockholder and the Company shall take all such action necessary (including exchanging with the Company certificates representing shares of Stock Issued prior to the date of this Agreement) to cause each certificate representing outstanding shares of Stock owned by a Stockholder to bear a legend containing the following words:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SUCH ACT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND VOTING SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF JULY 27, 2012 BY THE COMPANY AND THE PARTIES THERETO, AS AMENDED, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE COMPANY.”

The requirement that the securities legend in the first paragraph above be placed upon certificates evidencing shares of Stock shall cease and terminate when such shares are Transferred in any transaction if the transferring Stockholder delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, or a “no-action” letter from the staff of the SEC, in either case to the effect that such legend is no longer necessary in order to protect the Company against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. The requirement that the securities legend in the second paragraph above be placed upon certificates evidencing shares of Stock shall cease and terminate when upon the termination of this Agreement. Upon the consummation of any event requiring the removal of a legend hereunder, the Company, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

Section 15. Corporate Opportunities. To the fullest extent permitted by applicable law, the Company, on behalf of itself and its Subsidiaries, and each of the Stockholders, hereby renounces any interest, duty or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Investor Stockholder, any Affiliate of any Investor Stockholder or any director (or director of any Subsidiary of the Company) designated by any of the foregoing (the “Investor Stockholder Parties”) even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Investor Stockholder Party shall have no duty to communicate or offer such business opportunity to the Company and to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such Investor Stockholder Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries.

Section 16. Termination. This Agreement shall be effective at the Effective Time; provided that this Agreement (other than Section 18 hereof, which shall be effective at the Effective Time) shall only become effective with respect to the Advent Party at such time as the transactions contemplated by the Advent Subscription Agreement have been consummated. This Agreement shall terminate on the earliest to occur of (a) an IPO, (b) consummation of a Change of Control Transaction and (c) the mutual written consent of (i) the Company, (ii) all of the Investor Stockholders and (iii) the Majority Management Holders; provided that (x) the provisions of Section 4(b)(vi) and Section 8 shall survive termination of this Agreement upon the occurrence of an IPO, and (y) the provisions of Sections 12 and 13 shall survive the termination of this Agreement and remain in effect with regard to any Stockholders for so long as any such Stockholder continues to be entitled to the rights provided pursuant to Section 12 hereof. The rights and obligations of a Stockholder under this Agreement shall terminate at such time as such Stockholder no longer owns any shares of Stock.

Section 17. Further Assurances. At any time or from time to time after the date of this Agreement, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

Section 18. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Stockholder unless such modification, amendment or waiver is approved in writing by the THL Party. Notwithstanding the foregoing, no amendment shall be made or waiver granted in a manner that adversely affects (i) the Advent Party or the American Greetings Party without the prior written consent of such affected party, (ii) the Management Holders’ rights under Section 6, 7 and 8 hereunder without the prior written consent of the Majority Management Holders, (iii) the Management Holders’ rights hereunder (other than with respect to Sections 6, 7, 8 and 9, which shall be governed by clause (iii) above), to the extent that such amendment or waiver has a material and disproportionate impact or effect on the Management Holders’ as a group as compared to the other Stockholders, without the prior written consent of the Majority Management Holders, or (iv) any particular Management Holder’s rights or obligations hereunder to the extent (and only to the extent) such particular Management Holder would be uniquely and adversely affected by such amendment or waiver, without the written consent of such Management Holder. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 19. Entire Agreement. This Agreement, the Ancillary Documents and the other writings referred to herein or delivered pursuant hereto or which make specific reference to this Section 19 form a part hereof and contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 20. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Stockholder and its successors, permitted assigns, heirs and personal representatives. Subject to compliance with the provisions of this Agreement, (i) each Investor Stockholder shall, at any time and without the consent of any other party hereto, have the right to assign all or part of its rights and obligations under this Agreement to one or more of its Affiliates or (ii) each Stockholder shall, at any time and without the consent of any other party hereto, have the right to assign all or part of its rights and obligations under this Agreement to any Person to whom such Stockholder Transferred Stock in accordance with this Agreement; provided, however, that, without the prior written consent of the THL Party, (a) neither the Advent Party nor the American Greetings Party shall be permitted to assign any of its rights under Section 3 or 10 to any transferee other than an Affiliate of such person and (b) no Management Holder shall be permitted to assign any of its rights under Section 3 or 5. Upon any such permitted assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning party which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Stockholder shall be treated as a reference to the assignee.

Section 21. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 22. Remedies. Each party hereto shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

Section 23. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy (with a confirmatory copy sent by different means within three (3) business days of such notice), nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below and to any other recipient at the address indicated on Schedule 23 hereto and to any subsequent holder of Stock subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as may hereafter be designated in writing by such party to the other parties:

(i) if to the Company to:

Party City Holdings Inc.

80 Grasslands Road

Elmsford, NY 10523

Facsimile: (914) 345-2056

Attention: Michael A. Correale

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello

Facsimile: (212) 310-8007

(ii) if to the THL Party, to:

c/o Thomas H. Lee Partners, L.P.

100 Federal Street, 35th Floor

Boston, MA 02110

Facsimile: (617) 227-3514

Attention: Joshua M. Nelson and Uttam Jain

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: Michael J. Aiello

Facsimile: (212) 310-8007

(iii) if to the Advent Party, to:

Advent International Corporation

75 State Street

Boston, MA 02109

Facsimile: (617) 951-9353

Attention: Jefferson M. Case and James Westra

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Facsimile: (617) 235-0376

Attention: Jane D. Goldstein

(iv) if to the American Greetings Party, to:

American Greetings Corporation

One American Road

Cleveland, OH 44144

Facsimile: (216) 252-6778

Attention: Catherine M. Kilbane

with a copy (which shall not constitute notice) to:

Calfee, Halter & Griswold LLP

The Calfee Building

1405 East Sixth Street

Cleveland, OH 44114

Facsimile: (216) 241-0816

Attention: Douglas A. Neary

(v) if to any Management Holder, to: the address set forth opposite the name of such Management Holder on Schedule 23 or such other address indicated in the records of the Company:

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower, 800 Boylston Street

Boston, MA 02199-3600

Facsimile: (617) 235-0376

Attention: Jane D. Goldstein

All such notices, requests, consents and other communications will be deemed to have been given hereunder when received.

Section 24. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, all amendments and supplements hereto and the transactions contemplated hereby, and all actions or proceedings arising out of or relating to this Agreement, of any nature whatsoever, shall be construed in accordance with and governed by the domestic substantive laws of the State of Delaware without giving effect to any choice of law or conflicts of law provision or rule that might otherwise cause the application of the domestic substantive laws of any other jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby (except for actions to enforce a judgment rendered by a state or federal court located in the Borough of Manhattan within the State of New York in connection with any dispute that arises out of this agreement or any of the transactions), and each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum or lack of personal jurisdiction in respect of such dispute. Each of the parties hereto agrees that a judgment rendered in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each party hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury in respect of any legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 24.

Section 25. Possession of Certificates; Power of Attorney.

(a) In order to provide for the safekeeping of the certificates representing the shares of Stock issued to the Management Holders and to facilitate the enforcement of the terms and conditions hereof, (i) certificates representing shares of Stock issued to Management Holders shall be held by the Company on behalf of each Management Holder, and (ii) to the extent a certificate representing shares of Stock is issued and delivered to any Management Holder, at any time upon the request of the Company (A) the Management Holder shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Stock held by such Management Holder pursuant hereto and (B) the Management Holder shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate. Each Management Holder shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Stock if the same are in the custody of the Company.

(b) Each Management Holder hereby irrevocably appoints the Company as the Management Holder’s true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Management Holder’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Company shall deem necessary or appropriate in connection with a Transfer pursuant to Section 7 hereof, including, without in any way limiting the generality of the foregoing, to execute and deliver on behalf of such Management Holder a purchase and sale agreement, merger agreement, written consent, and any other agreements and documents that the Company deems necessary in connection with any such Transfer, and to receive on behalf of the Management Holder the proceeds of the Transfer of such Management Holder’s shares, to hold back from any such proceeds any amount that the Company deems necessary to reserve against the such Management Holder’s share of any expenses of Transfer and Transfer obligations. The Management Holder hereby ratifies and confirms all that the Company shall do or cause to be done by virtue of its appointment as the Management Holder’s agent and attorney-in-fact. In acting for any Management Holder pursuant to the appointment set forth in this Section 25(b), the Company shall not be responsible to any Management Holder for any loss or damage any Management Holder may suffer by reason of the performance by the Company of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Company in the performance of its duties hereunder. Such proxies and powers will be effective until an IPO, at which time such proxies and powers shall terminate. The appointment of the Company shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Management Holder, and any person dealing with the Company may conclusively and absolutely rely, without inquiry, upon any act of the Company as the act of each Management Holder in all matters referred to in this Section 25(b).

Section 26. No Publicity.

(a) None of the Stockholders or the Company shall issue any public announcements or make any published statements regarding this Agreement, or the subject matter hereof, without the prior written consent of the THL Party, the Advent Party and the American Greetings Party; provided, that, this Section 26(a) shall not limit disclosures by any Stockholder if such disclosure is requested or required by applicable law or any governmental entity or self-regulatory organization having jurisdiction over such Stockholder or its Affiliates or any of its respective representatives or advisers, or that such Stockholder deems advisable to provide to such a governmental entity or self-regulatory organization, in each case whether in connection with an audit, examination or otherwise.

(b) The Company shall not, and shall ensure that its Affiliates and its and their respective officers, directors, employees and other representatives do not, without the prior written consent of the applicable Investor Stockholder, (i) use in advertising, publicity or otherwise the name of such Investor Stockholder, or any of its Affiliates, or the name of any member, shareholder, partner, manager or employee of such Investor Stockholder or any of its Affiliates or any trade name, trademark, trade device, logo, service mark, symbol or any abbreviation, contraction or simulation thereof owned or used by such Investor Stockholder or any of its Affiliates, (ii) represent, directly or indirectly, that any product or any service provided by the Company or any Affiliate of the Company has been approved, endorsed, recommended or provided by, or in association with, such Investor Stockholder or any of its Affiliates after the date of this Agreement, or (iii) disclose the fact that such Investor Stockholder is a Stockholder of the Company.

Section 27. Company Logo. The Company hereby grants the Investor Stockholders permission to use the Company’s and its Subsidiaries’ name and logo in marketing materials. The Investor Stockholders, or Affiliates of the Investor Stockholders, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s or any of its Subsidiaries’ name and logo appear.

Section 28. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 29. Conflicting Agreements. Other than with respect to proxies or powers of attorney that one or more of the Investor Stockholders may have granted or grant to an Affiliate of such Investor Stockholder, each Stockholder represents and warrants that such Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which conflicts with any provision of this Agreement, and no holder of Stock shall grant any proxy or become party to any voting trust or other agreement which conflicts with any provision of this Agreement.

Section 30. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the day and year first above written.

PC TOPCO HOLDINGS, INC.

By:	/s/ Todd M. Abbrecht
	Name:	Todd M. Abbrecht
	Title:	President

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THE THL PARTY:

THL PC TOPCO, L.P.

By:	THL Equity Advisors VI, LLC,
its general partner

By:	Thomas H. Lee Partners, L.P.,
its sole member

By:	Thomas H. Lee Advisors, LLC,
its general partner

By:	THL Holdco, LLC,
its managing member

By:	/s/ Todd M. Abbrecht
	Name:	Todd M. Abbrecht
	Title:	Managing Director

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THE ADVENT PARTY:

ADVENT-PARTY CITY ACQUISITION LIMITED PARTNERSHIP

By:	/s/ Andrew D. Dodge
Name:	Andrew D. Dodge
Title:	Authorized Signatory

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

THE AMERICAN GREETINGS PARTY:

AMERICAN GREETINGS CORPORATION

By:	/s/ Stephen J. Smith
Name:	Stephen J. Smith
Title:	Chief Financial Officer

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Rittenberg 2008 Trust

/s/ Joel S. Lee
Name:	Joel S. Lee (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

James M. Harrison

/s/ James M. Harrison
Name:	James M. Harrison

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Ritts Enterprise LLC

/s/ Gerald C. Rittenberg
Name:	Gerald C. Rittenberg

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Harrison Family 2010 Trust

/s/ Bernadette A. Harrison
Name:	Bernadette A. Harrison (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Gregg Melnick
Name:	Gregg Melnick

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Diane D. Spaar
Name:	Diane D. Spaar

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Rittenberg 2008 Trust

/s/ Alice Tang
Name:	Alice Tang

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Michael A. Correale
Name:	Michael A. Correale

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Melnick 2008 Family Trust

/s/ Gregg Melnick
Name:	Gregg Melnick (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Steven E. Skiba
Name:	Steven E. Skiba

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Robert L. Ashop
Name:	Robert L. Ashop

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Mark R. Davis
Name:	Mark R. Davis

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Christopher L. Bearss
Name:	Christopher L. Bearss

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John McIntire
Name:	John McIntire

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Willard Finch
Name:	Willard Finch

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Liu Woon Fai
Name:	Liu Woon Fai

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Rittenberg 2008 Trust

/s/ Craig Leaf
Name:	Craig Leaf

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Sheldon Babyatsky
Name:	Sheldon Babyatsky

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John Williams
Name:	John Williams

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Barry Morin
Name:	Barry Morin

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ James Phatt
Name:	James Phatt

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ James Dott
Name:	James Dott

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Karen McKenzie
Name:	Karen McKenzie

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Mark Sifferlin
Name:	Mark Sifferlin

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ David Sherman
Name:	David Sherman

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John Kupsch
Name:	John Kupsch

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ William Furtkevic
Name:	William Furtkevic

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Scott Lametto
Name:	Scott Lametto

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Joseph J. Zepf
Name:	Joseph J. Zepf

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Dawn Dodge
Name:	Dawn Dodge

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Michael Mostrom
Name:	Michael Mostrom

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Walter Thompson
Name:	Walter Thompson

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ William Mark
Name:	William Mark

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John Conlon
Name:	John Conlon

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Andrew Medrick
Name:	Andrew Medrick

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Howard Harding
Name:	Howard Harding

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Eric Stollman
Name:	Eric Stollman

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Thomas J. Reinebach
Name:	Thomas J. Reinebach

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Robert Yedowitz
Name:	Robert Yedowitz

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Edward Plesa
Name:	Edward Plesa

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Michael Harrison
Name:	Michael Harrison

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Ethan Rees Spaar Jr. Irrevocable Trust

/s/ Diane Spaar
Name:	Diane Spaar (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Julia Rose Spaar Jr. Irrevocable Trust

/s/ Diane Spaar
Name:	Diane Spaar (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Keith Allan Spaar Jr. Irrevocable Trust

/s/ Diane Spaar
Name:	Diane Spaar (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

Willa Anne Spaar Jr. Irrevocable Trust

/s/ Diane Spaar
Name:	Diane Spaar (Trustee)

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Melissa Sprich
Name:	Melissa Sprich

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Mark Amico
Name:	Mark Amico

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Donald Chapin
Name:	Donald Chapin

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Thomas Matousek
Name:	Thomas Matousek

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Mark Rosenberg
Name:	Mark Rosenberg

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Joseph C. Walter
Name:	Joseph C. Walter

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Cory Weichman
Name:	Cory Weichman

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Pam Hanke
Name:	Pam Hanke

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Paul Ansolabehere
Name:	Paul Ansolabehere

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John Cappadoccia
Name:	John Cappadoccia

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Larry Kikuchi
Name:	Larry Kikuchi

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Diane Curtis
Name:	Diane Curtis

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ George Reichel
Name:	George Reichel

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Thomas Fischetti
Name:	Thomas Fischetti

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Ronald Flowers
Name:	Ronald Flowers

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Laura Bucci Dutt
Name:	Laura Bucci Dutt

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Chris Fairbourne
Name:	Chris Fairbourne

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ David Fitton
Name:	David Fitton

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Robert Douponce
Name:	Robert Douponce

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ Susan J. Scott
Name:	Susan J. Scott

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ John DeFalco
Name:	John DeFalco

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT HOLDER:

/s/ William Furtkevic
Name:	William Furtkevic

[SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

Exhibit A

CERTIFICATE OF INCORPORATION

OF

PC TOPCO HOLDINGS, INC.

THE UNDERSIGNED, being a natural person, hereby certifies, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware (the “DGCL”), that:

FIRST: The name of the Corporation is: PC Topco Holdings, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware and the County of New Castle is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and the name of the registered agent at that address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 (one million) shares of Common stock, par value $0.01 per share. Except as otherwise provided by law, the shares of stock of the Corporation may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine.

FIFTH: The name and mailing address of the sole incorporator is Emma Robinson, Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153.

SIXTH: The number of directors of the Corporation shall be fixed from time to time by the bylaws or amendment thereof adopted by the Board of Directors. Election of directors need not be by written ballot. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the DGCL.

SEVENTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in these articles of incorporation, bylaws of the Corporation may be adopted, amended or repealed by a majority of the Board of Directors of the Corporation, but any bylaws adopted by the Board of Directors may be amended or repealed by the stockholders entitled to vote thereon.

Exhibit A

EIGHTH: A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this Article Eighth nor the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article Eighth shall eliminate or reduce the effect of this Article Eighth in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

NINTH: The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt Bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. The rights provided in this Article Ninth (i) shall not be deemed exclusive of any other rights to which an indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to or greater or less than, those set forth in this Article.

TENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

Exhibit B

Bylaws of the Company

BYLAWS

OF

PC TOPCO HOLDINGS, INC.

(a Delaware corporation)

Stockholders

Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital

Exhibit B

stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

Voting; Proxies; Required Vote. Section 31. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the

Exhibit B

best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

Board of Directors

General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

Qualification; Number; Term; Remuneration. Section 32. Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be at least one (1) or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

Exhibit B

Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President, or by a majority of the directors then in office.

Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Exhibit B

Committees

Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

Officers

Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person except the offices of President and Secretary.

Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

Exhibit B

Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employee; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists subject to the powers and duties that such officer or the Board of Directors shall from time to time prescribe.

Books and Records

Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the Bylaws and by such officer or agent as shall be designated by the Board of Directors.

Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

Exhibit B

Fixing Date for Determination of Stockholders of Record. Section 33. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and if no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and if no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Exhibit B

Amendments

The Board of Directors shall have power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Dire